Exhibit 10.2

FIRST AMENDMENT
TO STOCKHOLDER IRREVOCABLE UNDERTAKING

This FIRST AMENDMENT TO STOCKHOLDER IRREVOCABLE UNDERTAKING (this “Amendment”) is effective as of December 14, 2005, by and between Intentia International AB (publ), a company organized under the laws of Sweden, (“Intentia”), and the undersigned Stockholder (“Stockholder”) of Lawson Software, Inc., a Delaware corporation (“Lawson”).  All capitalized terms used but not defined in the Amendment have the meaning assigned to them in the Stockholder Irrevocable Undertaking (the “Stockholder Irrevocable Undertaking”), dated June 2, 2005, by and among Intentia and Stockholder.

RECITALS

WHEREAS, Intentia and Stockholder have previously entered into the Stockholder Irrevocable Undertaking which sets forth, among other matters, the terms and conditions under which Stockholder will vote in favor of the proposed business combination Intentia with Lawson;

WHEREAS, Intentia, Lawson, Lawson Holdings, Inc., a Delaware corporation and Lawson Acquisition, Inc., a Delaware corporation, have entered into a Transaction Agreement, dated June 2, 2005 (the “Transaction Agreement”) and a first amendment to the Transaction Agreement, effective as of December 14, 2005 (the “Transaction Agreement Amendment”); and

WHEREAS, each of Intentia and Stockholder desires that certain terms of the Stockholder Irrevocable Undertaking be amended, as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and in the Stockholder Irrevocable Undertaking, the parties hereto agree as follows:

1.             All references in the Stockholder Irrevocable Undertaking and in this Amendment shall be understood to refer to the Transaction Agreement as amended by the Transaction Agreement Amendment or by any subsequent amendment to the Transaction Agreement.

2.             Section 2 of the Stockholder Irrevocable Undertaking is amended and restated in its entirety as follows:

“2.  Restriction on Transfer, Proxies and Non-Interference.       Except as expressly contemplated by this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not, directly or indirectly, (i) cause or permit the Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares, (ii) grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into a voting agreement or other similar commitment or arrangement with respect to any of the Shares in contravention of the obligations of Stockholder under this Agreement, (iii) request that Lawson register the Transfer of any certificate or uncertificated interest representing any of the Shares, or (iv) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect, or have the effect of preventing or disabling Stockholder from performing any of Stockholder’s obligations under this Agreement.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, (A) Stockholder may Transfer any or all of the Shares pursuant to, and in accordance with, the terms of Stockholder’s 10b-5 plan or arrangement with Lawson, if any, as in effect as of the date hereof,  (B) Stockholder may sell Shares for cash to the extent necessary to pay taxes incurred as a direct result of the exercise of Lawson Options after the date hereof, (C) Stockholder may sell Shares at any time prior to the termination of the Transaction Agreement in an aggregate amount (including for these purposes any amounts sold pursuant to the immediately preceding clauses (A) and (B)) of up to 3% of the Shares, and (D) in the event of the termination of the Transaction Agreement, Stockholder may sell Shares at any time during the period commencing on the date of such termination and ending on the Expiration Date in an aggregate amount (including for these purposes any amounts sold pursuant to the immediately preceding clauses (A), (B) and (C)) of up to 25% of the Shares.”

3.             This Amendment shall be governed by and construed in accordance with the laws of the State of New York, USA, without regard to its principles of conflicts of laws (except to the extent that applicable laws governing the corporate organization of Intentia mandate the application of the laws of the jurisdiction of organization of such party).  Each party irrevocably and unconditionally consents and submits to the jurisdiction of the state and federal courts located in the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this Amendment.

4.             Except as expressly amended hereby, the parties to this Amendment intend for the Stockholder Irrevocable Undertaking to remain in full force and effect and to be legally bound by the Stockholder Irrevocable Undertaking as amended by this Amendment.

IN WITNESS WHEREOF, the undersigned have executed, or caused this First Amendment to Stockholder Irrevocable Undertaking to be executed by a duly authorized officer, as of the date first written above.

INTENTIA INTERNATIONAL AB

By:
Name:
Title:

STOCKHOLDER:

Signature:
Name:
Address:
Facsimile No.:

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